UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
September 18, 2017
TIAA REAL ESTATE ACCOUNT
(Exact Name of Registrant as Specified in its Charter)

New York	Not Applicable
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

33-92990, 333-216849

(Commission File Number)

c/o Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, New York 10017-3206

(Address of principal executive offices) (Zip Code)
(Registrant’s Telephone Number, Including Area Code): (212) 490-9000
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                            ☐

Item 7.01    Regulation FD Disclosure.

The TIAA Real Estate Account (the “Account” or the “Registrant”) is filing herewith a document containing Frequently Asked Questions about the August 29, 2017 portfolio manager change, and answers thereto, concerning the Account (the “Portfolio Manager Change Q&A”). In the future, the Account intends to update the Portfolio Manager Change Q&A as circumstances warrant.
The most recently prepared Portfolio Manager Change Q&A, containing, among other items, information regarding the Account’s portfolio manager as well as certain statistical information regarding the Account through June 30, 2017, is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information contained in this Item 7.01, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

Item 9.01    Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.    Description

99.1 --    Portfolio Manager Change Q&A

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIAA REAL ESTATE ACCOUNT

	By:	TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

September 18, 2017		By:	/s/ F. Scott Thomas

F. Scott Thomas, Esq.
Director and Associate General Counsel